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                                                                    Exhibit 10.3

                               FIRST AMENDMENT TO

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           EXCEL REALTY PARTNERS, L.P.

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EXCEL REALTY PARTNERS, L.P., dated as of August 20, 1999 ("AMENDMENT"), is entered into by and among New Plan DRP Trust, a Maryland real estate investment trust, as the "GENERAL PARTNER", New Plan Excel Realty Trust, Inc., a Maryland corporation ("NPXL") and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

         WHEREAS, Excel Realty Partners, L.P. (the "PARTNERSHIP") was formed pursuant to that certain Agreement of Limited Partnership of Excel Realty Partners, L.P., dated as of April 24, 1995, as amended by that certain First Amendment to the Agreement of Limited Partnership of Excel Realty Partners, L.P., dated as of December 31, 1995 and further amended in its entirety by that certain Amended and Restated Agreement of Limited Partnership dated as of June 25, 1997 (the "PARTNERSHIP AGREEMENT"); and

         WHEREAS, by an Assignment of General Partnership Interest of even date herewith ("ASSIGNMENT"), NPXL, as successor by merger to Excel Realty Trust, Inc., has assigned NPXL's entire general partnership interest in the Partnership to General Partner, and by an Acceptance of even date herewith ("ACCEPTANCE"), General Partner has agreed to become the successor general partner of the Partnership; and

         WHEREAS, the requisite number of Limited Partners have consented to the Assignment, the Acceptance and the consequent substitution of General Partner in the place of NPXL as the general partner of the Partnership, conditioned upon, and in consideration of NPXL's and General Partner's execution and delivery of this Amendment concurrently with the consummation of the Assignment transaction; and

         WHEREAS, the Partnership has obtained the required consent from all other persons and/or entities (as applicable, pursuant to other contractual obligations of the Partnership) to the Assignment, the Acceptance and the consequent substitution of General Partner in the place of NPXL as the general partner of the Partnership; and

         WHEREAS, the parties now wish to amend the Partnership Agreement in certain respects.



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         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree that the Partnership Agreement is amended as follows:

                  1. Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

                  2. The definition of "ADJUSTMENT FACTOR" in the Partnership Agreement is hereby amended by replacing the phrase "the General Partner" with the word "NPXL" each time it appears in paragraphs (a), (b) and (c) of said definition.

                  3. The definition of "GENERAL PARTNER" in the Partnership Agreement is hereby amended to read as follows:

                  "'GENERAL PARTNER' means New Plan DRP Trust, a Maryland real estate investment trust, and its successors and assigns, as the general partner of the Partnership in their capacities as general partner of the Partnership."

                  4. The definition of "REIT SHARE" in the Partnership Agreement is hereby amended to read as follows:

                  "'REIT SHARE' means a share of the common stock, par value $.01 per share of New Plan Excel Realty Trust, Inc., a Maryland corporation ("NPXL")."

                  5. The definition of "REIT SHARES AMOUNT" in the Partnership Agreement is hereby amended by replacing the phrase "the General Partner" with the word "NPXL" each time it appears in said definition.

                  6. The last sentence of Section 5.1 of the Partnership Agreement is hereby amended to read as follows:

                  "The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with NPXL's qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable NPXL to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the "REIT REQUIREMENTS") and (b) avoid any federal income or excise tax liability of the General Partner and NPXL."

                  7. Section 7.3C(5) of the Partnership Agreement is hereby amended to read as follows:


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                  "(5) to reflect such changes as are reasonably necessary for
                  NPXL to maintain its status as a REIT or to satisfy the REIT Requirements; and"

                  8. For purposes of Article 11 of the Partnership Agreement, the definition of "TRANSFER" in the Partnership Agreement is hereby amended to include, without limiting the generality of the definition set forth in the Partnership Agreement, any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law of any equity interests or securities in General Partner, of any nature or character whatsoever (including, but not limited to, rights of any nature or character, to purchase and/or convert into equity interests or securities of General Partner).

                  9. Section 11.6D(c) is hereby amended to read as follows:

                           "(c) in the event that such Transfer would cause NPXL to cease to comply with the REIT Requirements;"

                  10. Section 7.12 is hereby added to the Partnership Agreement to read as follows:

                           "SECTION 7.12 CONTINUING OBLIGATIONS OF NPXL

                           A.       Notwithstanding the Assignment or Section
         11.2 of the Partnership Agreement to the contrary, NPXL unconditionally and irrevocably agrees to be jointly and severally obligated (along with General Partner) to satisfy the "General Partner Obligations" as defined in Exhibit "B" attached hereto and hereby incorporated herein (the "GENERAL PARTNER OBLIGATIONS"). The obligations of NPXL hereunder are in addition to, and independent of, the obligations of General Partner. A separate action or actions may be brought and prosecuted against NPXL whether an action is brought against General Partner or whether General Partner is joined in any such action or actions. NPXL further agrees that it may be joined in any action against General Partner in connection with the General Partner Obligations and recovery may be had against NPXL in any such action. The Partners acknowledge that NPXL's obligations under this Section 7.12 are primary obligations and not that of a guarantor or surety.

                           B. NPXL hereby covenants that if any Qualifying Party tenders Partnership Units for Redemption pursuant to the Partnership Agreement and their respective Partner Schedules, and if the General Partner of the Partnership, elects pursuant to Section 8.6B of the Partnership Agreement and the provisions of the respective Partner Schedules, to acquire some or all of the Tendered Units in exchange for REIT Shares, then (i) NPXL will cause such REIT Shares to be issued as required to accomplish the Redemption, and (ii) to the extent the Qualifying Party has been granted registration rights with respect to any REIT Shares issued pursuant to Section 8.6B of the Partnership Agreement, such registration rights shall continue to apply, without modification."


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         IN WITNESS WHEREOF, the General Partner, NPXL and the Limited Partners
have adopted this Agreement as of the date first written above by the affirmative vote of the General Partner and a Majority in Interest of the Limited Partners, and the General Partner and NPXL



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have executed this Agreement as of the date first written above.

         GENERAL PARTNER:          NEW PLAN DRP TRUST

                                   By:      /s/ STEVEN SIEGEL

                                   Its:     SENIOR VICE PRESIDENT

         "NPXL"                    NEW PLAN EXCEL REALTY TRUST, INC.

                                   By:      /s/ STEVEN SIEGEL

                                   Its:     SENIOR VICE PRESIDENT



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                                   EXHIBIT "B"

                           GENERAL PARTNER OBLIGATIONS

         For purposes of this Amendment, the "General Partner Obligations" shall mean, without limitation unless expressly provided herein to the contrary, all of General Partner's obligations as a general partner of the Partnership, including but not limited to those obligations under the Partnership Agreement, other legal and/or equitable obligations of general partners under applicable law, contractual obligations of the Partnership, and other legal and equitable obligations of the Partnership. The purpose of Section 7.12 of the Partnership Agreement and the General Partner Obligations is to give the Limited Partners exactly the same legal rights and remedies against NPXL after the Assignment transaction as the Limited Partners had prior to the Assignment transaction.

         Without limiting the foregoing standard and scope of the General Partner Obligations, the following are examples of obligations that are included within the definition of "General Partner Obligations":

         (i) General Partner's obligations as a general partner of the Partnership whether resulting from the Partnership Agreement, the related Partner Schedules or other legal or equitable state or federal obligations of general partners (e.g. fiduciary obligations);

         (ii) General Partner's obligations as a general partner of the Partnership relating to the Partnership's obligations under:

                  (1) applicable state or federal law (legal or equitable);

                  (2) the underlying retail leases and related agreements (which have been assumed or executed by the Partnership) regarding the retail projects owned, or ground leased, by the Partnership ("PROJECTS"), and, if applicable, the related ground leases;

                  (3) the underlying debt of the Projects (which have been assumed by the Partnership to the extent the same is recourse); and

                  (4) the various contracts and agreements relating to the Projects (which have been assumed or executed by the Partnership).


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